                                                                       EXHIBIT 5

SAMPLE

                               CONTRACT DATA PAGE

ANNUITANT:

CONTRACT NUMBER:

CONTRACT OWNER:

ISSUE DATE:

ANNUITY DATE:

ANNUAL CONTRACT CHARGE: $30.00 each Contract Year
                        prior to the Annuity Date

MORTALITY AND EXPENSE RISK CHARGE: Equal on an annual basis to 1.25% of the daily net asset value of each Division of the Separate Account.

ADMINISTRATIVE EXPENSE CHARGE: Equal on an annual basis to .15% of the daily net asset value of each Division of the Separate Account.

WITHDRAWAL CHARGE: A Withdrawal Charge is assessed upon any withdrawal in excess of the Free Withdrawal. The Withdrawal Charge is 8% of the amount withdrawn if such withdrawal is made within six years of making the purchase payment.

TRANSFER FEE:  No transfer fee is imposed if at least 30 days have elapsed since any previous transfer or at least 30 days has elapsed since the Issue Date. If the Contract Owner makes a transfer within 30 days of a prior transfer or within 30 days of the Issue Date, a transfer fee of $25 is imposed.

MINIMUM PURCHASE PAYMENTS:  The minimum initial purchase payment for a Contract issued on a Non-Qualified basis is $1,000 with minimum additional payments of $500. The minimum purchase payment for a Contract issued on a Qualified basis is $100.

ELIGIBLE INVESTMENTS: Integrated Resources Series Trust
                      IR Growth Portfolio
                      IR Aggressive Growth Portfolio
                      IR Foreign Securities Portfolio
                      IR Convertible Securities Portfolio
                      IR Money Market Portfolio
                      IR Government and Quality Bond Portfolio
                      IR Fixed Income Portfolio
                      IR High Yield Portfolio
                      IR Multi-Asset Portfolio
                      IR Aggressive Multi-Asset Portfolio
                      IR Natural Resources Portfolio
                      IR Target '98 Portfolio

ANNUITY SERVICE OFFICE:

     Presidential Life Insurance Company
     c/o IASC
     P.O. Box 8927
     Denver, Colorado 80201
     1331 17th Street
     Suite 800
     Denver, Colorado 80202
     800/922-0876


                 FOR USE WITH PRESIDENTIAL VARIABLE ACCOUNT ONE
                        A SEPARATE INVESTMENT ACCOUNT OF
                      PRESIDENTIAL LIFE INSURANCE COMPANY



                                  PRESIDENTIAL

                                 [S A M P L E]

RESIDENTIAL LIFE INSURANCE COMPANY                     SEND APPLICATION AND CHECK TO:
Lydecker St., Nyack, New York 10960                    PRESIDENTIAL LIFE INSURANCE COMPANY
                                                       C/O INTEGRATED ADMINISTRATIVE SERVICES CORP.
                                                       P.O. BOX 8927
VARIABLE ANNUITY APPLICATION                           DENVER, COLORADO 80201
----------------------------------------------------------------------------------------------------------------------------------
1.  Annuitant
(a) Name      John Doe                                             (d) Soc. Sec. No.   123-45-6789
        -----------------------------------------------                             ----------------------------------------------
(b) Address   100 Main Street                                      (e) Date of Birth   June 1, 1953
           --------------------------------------------                             ----------------------------------------------
    City    Albany              State  NY   Zip  10001             (f) Place of Birth  New York
        ------------------------     -------   --------                              ---------------------------------------------
(c) M [X]  F [ ]   Monthly Annuity Payments to begin on the date listed here:   4/1/2018
                                                                             -----------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
2.  Ownership (Complete only if different from Annuitant)          (c) Soc. Sec. No.
                                                                                    ----------------------------------------------
3. Name                                                            (d) Date of Birth
        -------------------------------------------------------                      ----------------------------------------------
4. Address                                  City                        State               Zip
          ---------------------------------       ----------------             ------------     -----------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

5. Beneficiaries (Show full name(s), relationship(s) and percentage each is to receive)
Primary Beneficiary   Mary Doe, Wife, 100%
                      -------------------------------------------------------------------------------------------------------------

Contingent Beneficiary ------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

1. Type of Plan                                             5. Qualified Tax Deferred Retirement Plans
2. [] Qualified (Complete Item 5)                              [] Terminal         [] Direct Funding from Qualified Plan
   [] Non-Qualified    [] 1035 Exchange                           Funding          [] 1035 Exchange
3. Initial Purchase Payment $10,000                            [] 401 Qualified    [] Keogh (H-19) Plan [] 401 (k)
   Planned Subsequent Purchase Payments $1,000                    Plan             [] Corporate Plan
   Subsequent purchase payments will be allocated                                   Has the appropriate plan
   as shown unless otherwise directed.                                              been established? [] Yes [] No
                                                                                    -----------------------------------------------
4. Total Allocation must equal 100%                            [] 403 (b)      (a) [] Periodic Purchase [] 1035 Exchange
   Portfolios                                                     15A          (b) [] Public School
   IR Money Market Portfolio................... 10%                                [] 501 (c) Non-Profit Organization
   IR Government and Quality Bond Portfolio.... 10%                                   ---------------------------------------------
   IR Fixed Income Portfolio................... 10%            [] Deferred
   IR Growth Portfolio......................... 10%               Compen-          [] Periodic Purchase    [] 1035 Exchange
   IR High Yield Portfolio..................... 10%               sation                                   [] Non-Qualified
   IR Aggressive Growth Portfolio.............. 10%                                  ----------------------------------------------
   IR Foreign Securities Portfolio............. 10%             [] 408 IRA
   IR Convertible Securities Portfolio......... 10%                Type of Plan    []  Employee             [] Working Spouse
   IR Multi-Asset Portfolio....................  5%                (See reverse)   []  Non-Working Spouse
   IR Aggressive Multi-Asset Portfolio.........  5%                Single          [] SEP-IRA Rollover
   IR Natural Resources Portfolio..............  5%                Contribution    [] IRA Rollover from Qualified Plan
   IR Target '98 Portfolio.....................  5%                Continuing      [] Regular IRA Year ____________________________
                                               ---                 Contribution    [] Regular IRA Rollover
                            Total Allocation   100%                                [] Regular SEP-IRA Year ________________________
                                               === --------------------------------------------------------------------------------
6. Customer Identification No.: if applicable.
-----------------------------------------------------------------------------------------------------------------------------------
7. Special Requests
-----------------------------------------------------------------------------------------------------------------------------------
8. Check here if you wish to receive a copy of the Statement of Additional Information. []
-----------------------------------------------------------------------------------------------------------------------------------
9. Is the annuity applied for to replace or change any existing life insurance or annuity? [] Yes [X] No
-----------------------------------------------------------------------------------------------------------------------------------
10. I (WE) ACKNOWLEDGE RECEIPT OF THE CURRENT PROSPECTUS OF PRESIDENTIAL VARIABLE ACCOUNT ONE AND INTEGRATED RESOURCES SERIES
TRUST, PAYMENTS AND VALUES PROVIDED BY THE CONTRACT FOR WHICH APPLICATION IS MADE ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR
AMOUNT. I (WE) CERTIFY THAT THE ABOVE SOCIAL SECURITY NUMBER IS CORRECT.

This application has been signed in                Albany               ,                  New York
                                    -----------------------------------------------------------------------------------------------
                                                     City                                   State
on    June                           month               15th           day    1988
   ------------------------------           ---------------------------     -------------------------------------------------------
Signature                                       Signature
of Annuitant         John Doe                   of Owner
              ---------------------------------           -------------------------------------------------------------------------
(Owner unless otherwise indicated)                      (If other than Annuitant)
-----------------------------------------------------------------------------------------------------------------------------------
1. Agent's Report                                       If yes, Indicate which, cost basis and                 [] Life insurance
   Is the annuity to replace or change       [ ]  Yes   submit any required replacement                        [] Annuity
   any existing life insurance or annuity?   [X] No     forms. Cost Basis $_______________
Signature of Agent         Richard Roe                     Phone Number  (518) 123-4567
                   -------------------------------------                -----------------------------------------------------------
Name and Number of Agent      Richard Roe 1234
                         ----------------------------------------------------------------------------------------------------------
Name and Address of Firm      Roe Agency, 456 Main Street
                         ----------------------------------------------------------------------------------------------------------
City     Albany                                                        State   New York          Zip  10001
    ------------------------------------------------------------------       ------------------       -----------------------------

                                  PRESIDENTIAL                            Page 5

                        INDIVIDUAL RETIREMENT ANNUITIES
                              408 IRA TYPE OF PLAN

If you are applying for an Individual Retirement Annuity (IRA), please note that all allocations will be made to the IR Money Market Portfolio until the expiration of the free-look period. Thereafter, your Purchase Payment will be allocated in accordance with the instructions specified in item 4(c) of this Application.

                                  DEFINITIONS

ACCUMULATION PERIOD -- The period between the Issue Date of this Contract and the Annuity Date.

ACCUMULATION UNIT -- A unit of measurement which we use to calculate the Contract Value during the Accumulation Period.

ANNUITANT -- The person designated in the Application and shown on the Contract Data Page to receive or who is actually receiving annuity payments.

ANNUITY DATE -- The date on which annuity payments are to begin.

ANNUITY PERIOD -- The period starting on the Annuity Date.

ANNUITY UNIT -- A unit of measurement we use to calculate the amount of Variable Annuity payments.

CONTRACT ANNIVERSARY -- An anniversary of the Issue Date of this Contract.

CONTRACT OWNER -- The Contract Owner is named in the application, unless changed, and has all rights under this Contract.

CONTRACT VALUE -- The dollar value as of any Valuation Date of all amounts accumulated under the Contract.

CONTRACT YEAR -- The period between Contract Anniversaries.

DIVISION OR SEPARATE ACCOUNT DIVISION -- A Division of the Separate Account invested wholly in shares of one of the Eligible Investments or Eligible Portfolios.

ELIGIBLE INVESTMENTS -- An investment entity shown on the Contract Data Page and into which Contract Values can be invested.

ELIGIBLE PORTFOLIO(S) -- A segment of an Eligible Investment which constitutes a separate and distinct class of shares.

ISSUE DATE -- The date shown on the Contract Data Page on which the first Contract Year begins.

NON-QUALIFIED PLAN -- A retirement plan which does not receive favorable tax treatment under Sections 401, 403(b) or 408 of the Internal Revenue Code.

QUALIFIED PLAN -- A retirement plan which receives favorable tax treatment under Sections 401, 403(b) or 408 of the Internal Revenue Code.

SEPARATE ACCOUNT -- A segregated investment account named on the Contract Data Page.

VALUATION DATE -- The Separate Account will be valued each day that the New York Stock Exchange is open for trading.

VALUATION PERIOD -- The period commencing at the close of business of the New York Stock Exchange on each Valuation Date and ending at the close of business for the next succeeding Valuation Date.

WITHDRAWAL VALUE -- The Contract Value, less any premium tax payable if the Contract is being annuitized, minus any applicable Withdrawal Charge.

                               PURCHASE PAYMENTS

Purchase payments are flexible. Subject to the minimum and maximum purchase payments set out on the Contract Data Page, you may change the amount and the frequency of the purchase payments.

Purchase payments will be allocated to one or more Divisions of the Separate Account. Allocations must be in whole numbers. At least $500 must be allocated to a Division before another Division is selected.

                             OWNERSHIP, ASSIGNMENT

You as the Contract Owner have all rights and may receive all the benefits under this Contract. While you are alive and during the lifetime of the Annuitant prior to the Annuity Date you, as the person so designated in the application, will be the Contract Owner, unless changed. Prior to the Annuity Date, upon the death of the Contract Owner. On and after the Annuity Date the Annuitant becomes the Contract Owner. After the Annuity Date, upon the death of the Annuitant, the Beneficiary becomes the Contract Owner.

You may change the Contract Owner at any time. A change of Contract Owner will automatically revoke any prior designation of Contract Owner. A request for change of Contract Owner must be: (1) made in writing; and (2) received at our Annuity Service Office. The change will become effective as of the date the written request is signed. A new desig-

                                  PRESIDENTIAL                            Page 3
nation of Contract Owner will not apply to any payment or action taken by the Company prior to the time it was received.

ASSIGNMENT -- You, as the Contract Owner, may assign this Contract at any time during the lifetime of Annuitant prior to the Annuity Date. We will not be bound by any assignment until written notice is received by us at our Annuity Service Office. We are not responsible for the validity of any assignment. We will not be liable as to any payment or other settlement made by us before receipt of the assignment.

                             BENEFICIARY PROVISIONS

BENEFICIARY -- The Beneficiary is named in the application, unless changed, and is entitled to receive the benefits to be paid at the death of the Annuitant or Contract Owner, as applicable.

Unless you, as Contract Owner, provide otherwise, the death benefit will be paid in equal shares or all to the survivor as follows:

(1) to the primary Beneficiaries who survive the Annuitant's or Contract Owner's death (as applicable): or if there are none,

(2) to the Contingent Beneficiary who survives the Annuitant's or Contract Owner's death, as applicable; or, if there are none,

(3) to you, the Contract Owner, or to your estate.

CHANGE OF BENEFICIARY -- You, as Contract Owner, may change the Beneficiary or Contingent Beneficiary at anytime during your lifetime or that of the Annuitant. A change may be made by filing a written request with us at our Annuity Service Office, unless an irrevocable Beneficiary designation was previously filed. The change will take effect as of the date the notice is signed. We will not be liable for any payment made or action taken before we record the change.


                          SEPARATE ACCOUNT PROVISIONS

THE SEPARATE ACCOUNT -- The Separate Account is a separate investment account of ours. It is shown on the Contract Data Page. We have allocated a part of our assets for this and certain other contracts to this Separate Account. The Assets of the Separate Account are our property. However, they are not chargeable with the liabilities arising out of any other business we may conduct.

INVESTMENTS OF THE SEPARATE ACCOUNT -- Purchase payments and Contract Values applied to the Separate Account will be allocated to the Eligible Investment(s) and the Eligible Portfolio(s) shown on the Contract Data Page. The allocation will be made in accordance with the selection made by you in the application or as subsequently changed. Allocation of purchase payments and Contract Values is subject to the terms and conditions imposed by us.

The assets of the Separate Account are segregated by Eligible Investments and Eligible Portfolios. Therefore, a series of Divisions is established within the Separate Account. We may, from time to time, and with the prior approval of the Superintendent of Insurance of the State of New York, add additional Eligible Investments or Eligible Portfolios to those shown on the Contract Data Page. You may be permitted to allocate future purchase payments and/or transfer Contract Values to the additional Eligible Investments or Eligible Portfolios.

If the shares of any of the Eligible Investment(s) or Eligible Portfolio(s) become unavailable for investment by the Separate Account, or our Board of Directors deems further investment in these shares inappropriate, we may substitute shares of another Eligible Investment or Eligible Portfolio for shares already purchased or to be purchased by purchase payments under the Contract.

VALUATION OF ASSETS -- Assets of Eligible Investments or Eligible Portfolios within each Division are valued at their net asset value.

CONTRACT VALUE -- Purchase payments are allocated among the various Divisions within the Separate Account. Purchase payments are converted into Accumulation Units. The number of Accumulation Units credited to the Contract is determined by dividing the purchase payments allocated to the Division by the value of the Accumulation Unit for the Division. Surrenders will result in the cancellation of Accumulation Units. The value of the Contract is the sum of the values for each Division. The value of each Division is determined by multiplying the number of Accumulation Units attributable to the Division by the Accumulation Unit value for the Division.

ACCUMULATION UNIT -- Purchase payments are converted into Accumulation Units by dividing each purchase payment by the Accumulation Unit value for the Valuation Period during which the purchase payment is allocated to the Variable Account. The Accumulation Unit value for any Valuation Period is determined by subtracting (b) from (a) and dividing the result by (c) where:



                                  PRESIDENTIAL                            Page 4

(a)  is the net result of

     (1) the assets of the Division; i.e. the aggregate value of the underlying Eligible Investment shares held at the end of such Valuation Period; plus or minus

     (2) the cumulative credit or charge for taxes reserved which is determined by us to have resulted from the operation of the Division;

(b) is the cumulative unpaid charge for the Mortality and Expense Risk Charge and for the Administrative Expense Charge, which are shown on the Contract Data Page; and

(c) is the number of Accumulation Units outstanding at the end of the Valuation Period.

The Accumulation Unit value may increase or decrease from Valuation Period to Valuation Period.

MORTALITY AND EXPENSE RISK CHARGE -- We deduct a Mortality and Expense Risk Charge equal, on an annual basis, to the amount shown on the Contract Data Page. The Mortality and Expense Risk Charge compensates us for assuming the mortality and expense risks under the Contract.

ADMINISTRATIVE EXPENSE CHARGE -- We deduct an Administrative Expense Charge equal, on an annual basis, to the amount shown on the Contract Data Page. The Administrative Expense Charge compensates us for the costs associated with the administration of the Contract and the Separate Account.

MORTALITY AND EXPENSE GUARANTEE -- We guarantee that the dollar amount of each annuity payment after the first will not be affected by variations in mortality or expense experience.

                                   TRANSFERS

TRANSFER DURING ACCUMULATION PERIOD -- During the Accumulation Period, you may transfer all or a part of your interest in a Division to another Division, free of charge, provided that at least 30 days has elapsed since any previous transfer or at least 30 days has elapsed since the Issue Date. In the event you transfer all or part of your interest in a Division to another Division within 30 days of a prior transfer or within 30 days of the Issue Date, a transfer fee of $25 will be imposed. This fee will be deducted from Contract Values which remain in the Division; if the remaining Contract Value is insufficient, then the fee will be deducted from transferred Contract Values.

The minimum partial transfer amount is $500. No partial transfer may be made if the value of your interest in the Division from which a transfer is being made would be less than $500 after the transfer. At least $500 must be allocated to a Division before another Division is selected.

TRANSFER DURING ANNUITY PERIOD -- During the Annuity Period, the payee alone has the sole right to transfer the value of the payee's Contract interest in a Separate Account Division(s) by written request to our Annuity Service Office subject to the following limitations:

(a) no transfer to a Separate Account Division may be made during the first year of the Annuity Period; subsequent transfers are limited to one per Division during each Contract Year of the Annuity Period;

(b) a payee's entire Contract interest in a Separate Account Division must be transferred;

(c) a transfer to a Separate Account Division will be effected at the next Annuity Unit value calculated after receipt by us at our Annuity Service Office of a valid transfer request.

(d) the request for transfer must be received by us at our Annuity Service Office at least 45 days before the anniversary of the Issue Date of the Contract of which the transfer will take effect.

                             ANNUAL CONTRACT CHARGE

DEDUCTION FOR ANNUAL CONTRACT CHARGE -- We deduct an Annual Contract Charge shown on the Contract Data Page from the Contract Value by cancelling Accumulation Units to reimburse it for expenses relating to maintenance of the Contract. The Annual Contract Charge will be deducted from the Contract Value on each Contract Anniversary while this Contract is in force. The number of Accumulation Units to be cancelled will be from each applicable Division in the ratio that the value of each Division bears to the total Contract Value.

If this Contract is surrendered for its full value on other than the Contract Anniversary, the full Annual Contract Charge will be deducted at the time of surrender. No Annual Contract Charge is assessed after the Annuity Date.

                                  WITHDRAWALS

TOTAL WITHDRAWAL DURING THE ACCUMULATION PERIOD - You may, during the Accumulation Period, withdraw all the Contract Value remaining after deduction of any Withdrawal Charge.

An election for total withdrawal must be made in writing to us at our Annuity Service Office and must be accompanied by this Contract. Payment made by us in honoring an election for total withdrawal prior to receipt by us of notice of your death or the death of the Annuitant will discharge our obligations under this Contract.

PARTIAL WITHDRAWALS DURING THE ACCUMULATION PERIOD - You may, during the Accumulation Period, withdraw portions of the Contract Value, subject to the following conditions:

(1) each partial withdrawal must be for an amount which is not less than $500 or, if smaller, the remaining value in a Separate Account Division;

(2) the remaining value in each Separate Account Division from which a partial withdrawal is requested must be at least $500 after the partial withdrawal is completed.

(3) an election to make a partial withdrawal must be made in writing to us at our Annuity Service Office;

(4) the election must indicate the amount(s) and the Separate Account Division(s) from which the partial withdrawal is requested;

(5) the maximum amount of partial withdrawal will be equal to the Contract Value in the Division minus the amount of any Withdrawal Charge; and

(6) you have the right to specify the Division from which a withdrawal is to be made.

Any payment made by us for partial withdrawal prior to receipt by us of notice of the death of the Annuitant or the Contract Owner will discharge our obligation under this Contract to the extent of the payment.

If a Withdrawal Charge is applicable, the reduction in the Contract Value required to produce the amount of the partial withdrawal requested will be greater than the amount actually paid by us to you. The actual dollar amount of a partial withdrawal requested will be the amount paid to you.

FREE WITHDRAWAL AND WITHDRAWAL CHARGES -

(1) all Purchase Payment in a given Contract Year are totalled and are used separately in calculated applicable Withdrawal Charges.

(2) all withdrawals will be assessed first against purchase payments in the earliest Contract Years.

(3) the amount which may be withdrawn in any Contract Year without a Withdrawal Charge is 10% of aggregate purchase payments less all prior withdrawals made as of the date of the partial withdrawal. A free withdrawal can be made only once per Contract Year and must be the first withdrawal in that Contract Year. No free withdrawal is permitted during the first Contract Year.

(4) any amount withdrawn which exceeds the limitations specified in (3) above will be subject to a Withdrawal Charge of 6% of the amount withdrawn if such withdrawal is made within six years of making the purchase payment.

WITHDRAWAL PROCEDURES - The Accumulation Units credited to a Contract in a Separate Account Division will be reduced based on the Accumulation Unit value at the end of the Valuation Period during which an election of withdrawal completely containing all required information is received by us at our Annuity Service Office. An amount withdrawn will be paid within seven calendar days after the date proper written election is received by us, except as provided below.

                                 DEATH BENEFIT

DEATH OF THE ANNUITANT - In the event of the death of the Annuitant prior to the Annuity Date, a death benefit will be paid to the Beneficiary designated by you. If a single sum payment is requested, the proceeds will be paid within seven days. If an Annuity Option is desired, election may be made by the Beneficiary during the sixty-day period commencing with the date of receipt of proof of death; otherwise a single sum payment will be made to the Beneficiary at the end of such sixty-day period.

The amount of the death benefit is equal to the greater of: (1) the Contract Value at the end of the Valuation Period during which due proof of death and an election of the type of payment by the Beneficiary is received by us at our Annuity Service Office; or (2) the total dollar amount of purchase payments minus the total dollar amount of partial withdrawals made and minus the total dollar amounts applied to annuity options.

If the payee dies after the Annuity Date while the Contract is in force, the death proceeds, if any, will depend upon the form of annuity payment in effect at the time of the payee's death. If the Annuitant dies after the Annuity Date and before the entire interest in the Contract has been distributed, the remaining interest, if any, as provided for in the Option selected will be distributed at least as rapidly as under the method of distribution in effect at the Annuitant's death.

DEATH OF THE CONTRACT OWNER -- If you, as the Contract Owner, die prior to the Annuity Date, the death benefit provision, as described above under "Death of the Annuitant" is modified to provide the following:

If you die before the Annuity Date, the entire Contract Value must be distributed within five (5) years of the date of death, unless:

(a) it is payable over the lifetime of a designated Beneficiary with distributions beginning within one (1) year of the date of death; or

(b) the designated Beneficiary is your spouse and he or she continues the Contract in his or her own name.

                                 ANNUITY PERIOD

ELECTION OF ANNUITY OPTION AND ALLOCATION OF ANNUITY PAYMENTS -- Election of an Annuity Option must be made by written notice to us at our Annuity Service Office. The election may be made:

(1) by the Contract Owner prior to the Annuity Date and Annuitant's death:

(2) by the Annuitant on the Annuity Date unless the Contract Owner has restricted the right to make an election; or

(3) by the Beneficiary upon the Annuitant's or Contract Owner's death unless the Contract Owner has restricted the right to make an election.

If the Contract Value to be applied is less than $2,000, we may make payment in one lump sum. If the amount of the first scheduled payment is less than $20, we may increase the interval between payments to a quarterly, semi-annual or annual payment to make the first payment at least $20. Option 3 may be elected only if the Contract Value to be applied is at least $20,000. Payments must be made to a natural person referred to as the payee.

The amount we use in determining annuity payments under Options 1, 2 and 3, subject to adjustment for any applicable Withdrawal Charge and premium taxes, is the Contract Value at the end of the Valuation Period which includes the Annuity Date. If Option 1 or 2 is elected, no Withdrawal Charge will apply.

Payment under Option 3 or in accordance with the Other Settlement Arrangements section may subject the Contract Value to a Withdrawal Charge. If Option 3 is elected, the Contract Value may be subject to a Withdrawal Charge in accordance with the Withdrawal Charge Provision.

ANNUITY OPTIONS -- The amount payable may be paid under one of the following options or in any other manner agreed to by us:

OPTION 1 -- LIFE ANNUITY WITH INSTALLMENTS GUARANTEED -- We will make monthly payments for the guaranteed period elected and then for the remaining lifetime of the payee. The period elected may be only 10 or 20 years.

OPTION 2 -- JOINT AND SURVIVOR ANNUITY -- We will pay the full monthly income while both payees are living. Upon the death of either payee, income will continue during the lifetime of the surviving payee.

OPTION 3 -- INCOME FOR SPECIFIED PERIOD -- We will make monthly payments for the period elected but not less than 5 years or more than 30 years. The election must be made for full twelve-month periods.

OTHER SETTLEMENT ARRANGEMENTS -- Our agreement is necessary for other payment methods.

VARIABLE ANNUITY -- The Contract Value at the end of the Valuation Period immediately preceding the Valuation Period which includes the Annuity Date will first be reduced by the dollar amount of any Withdrawal Charge (with respect to Option 3 only) and then by any applicable premium taxes. The remaining value will be used to calculate the first monthly annuity payment. For Annuity Options 1, 2 and 3, the first monthly annuity payment will be based upon the Annuity Option elected and the appropriate Annuity Option Table.

With respect to Options 1, 2 and 3, the number of Annuity Units for each Separate Account Division for purposes of determining subsequent annuity payments is determined by dividing the amount of the first monthly annuity payment attributable to the Contract Value in that Separate Account Division by the Annuity Unit Value for the Division at the end of the Valuation Period immediately preceding the Valuation Period which includes the Annuity Date.



                                  PRESIDENTIAL                            Page 7

The number of Annuity Units payment will remain fixed unless a transfer is made. The amount of any subsequent annuity payments will be determined by multiplying the number of Annuity Units per payment in each Separate Account Division by the Annuity Unit Value for that Division at the end of the Valuation Period immediately preceding the Valuation Period which includes the date on which payment is to be made and then adding the resultant value. The Annuity Unit Value may increase or decrease from Valuation Period to Valuation Period.

We guarantee that the dollar amount of each annuity payment after the first will not be adversely affected by variations in actual expenses or by variations in mortality experience from the expense and mortality assumptions on which the first payment is based.

The Annuity Tables are based on the 1983 Table A, projected at Scale G with interest at the rate of 5% per annum and assume births in year 1942. The amount of each annuity payment will depend upon the sex and adjusted age of the Annuitant, the joint annuitant, if any, or other payee. The adjusted age is determined from the actual age nearest birthday at the time the first monthly annuity payment is due according to the Table A below.

                                    TABLE A

                       ADJUSTMENT                                 ADJUSTMENT
   CALENDAR             TO ACTUAL            CALENDAR              TO ACTUAL
YEAR OF BIRTH             AGE              YEAR OF BIRTH              AGE
-------------          ----------          -------------          ----------
 1899 - 1905               +6               1946 - 1951                -1
 1906 - 1911               +5               1952 - 1958                -2
 1912 - 1918               +4               1959 - 1965                -3
 1919 - 1925               +3               1966 - 1972                -4
 1926 - 1932               +2               1973 - 1979                -5
 1933 - 1938               +1               1980 - 1985                -6
 1939 - 1945                0               1986 - 1992                -7

ANNUITY UNIT VALUE -- For each Separate Account Division, the value of an Annuity Unit at the end of any Valuation Period is determined by multiplying the Annuity Unit Value for the immediately preceding Valuation Period by the net investment factor for the Valuation Period for which the Annuity Unit Value is being calculated, and multiplying the result by an interest factor of .999866337 per calendar day of such Valuation Period to offset the effect of the assumed rate of 5.00% per annum in the Annuity Option Table.

The net investment factor for each Division for any Valuation Period is determined by dividing:

(1) the value of an Accumulation Unit of the applicable Division as of the end of the current Valuation Period; by

(2) the value of an Accumulation Unit of the applicable Division as of the end of the immediately preceding Valuation Period.

SUPPLEMENTARY ANNUITY AGREEMENT -- An Annuity Agreement will be issued to reflect payments to be made under an Annuity Option. If settlement is a result of the Annuitant's death or the Contract Owner's death, the effective date of the Annuity Agreement will be the date of receipt of Due Proof of death, as defined above. Otherwise, the effective date will be the date specified in the Annuity Agreement.

CHANGE OF ANNUITY DATE -- You may elect to change the Annuity date during the lifetime of the Annuitant. An election to change the Annuity Date must be in written form received by us at the Annuity Service Office before the first annuity payment date.

EVIDENCE OF AGE, SEX AND SURVIVAL -- We may require satisfactory evidence of:

(1) The age and sex of any person(s) on whose life the annuity payments are to be based; and

(2) the continued survival of any person(s) on whose life the annuity payments are based.

DISBURSEMENT OF FUNDS UPON DEATH OF PAYEE -- At the payee's death, unless otherwise provided in the Annuity Agreement, the commuted value, based on 5.00% interest of any remaining unpaid guaranteed installments, will be paid in one sum to the Beneficiary. The value (to be commuted) of the remaining installments will be determined by using (for all payments) the Annuity Unit Value next determined after Due Proof of death is received by us.

PROTECTION OF BENEFITS -- Unless otherwise provided in the Annuity Agreement, the payee may not commute, anticipate, assign, alienate or otherwise encumber any payment to be made.

CREDITORS -- Proceeds under this Contract and any payment under any of the above options will be exempt from the claims of creditors and from legal process to the extent permitted by law.


                                  PRESIDENTIAL                            Page 8

                 TABLES OF MONTHLY INSTALLMENTS UNDER OPTION 1

     Monthly installments for ages not shown will be furnished on request.

              OPTION 1  Life Annuity with Installments Guaranteed
                         Guaranteed Period -- 10 Years


   Adjusted                                           Adjusted
     Age              Monthly Installment               Age                Monthly Installment
-------------         for each $1,000 of           -------------           for each $1,000 of
Male   Female           Amount Applied             Male   Female             Amount Applied
-----------------------------------------          -------------------------------------------

 40      46                 $4.74                   58      64                  $5.63
 41      47                  4.77                   59      65                   5.70
 42      48                  4.81                   60      66                   5.79
 43      49                  4.84                   61      67                   5.87
 44      50                  4.88                   62      68                   5.96

 45      51                  4.92                   63      69                   6.06
 46      52                  4.96                   64      70                   6.15
 47      53                  5.00                   65      71                   6.26
 48      54                  5.05                   66      72                   6.36
 49      55                  5.09                   67      73                   6.48

 50      56                  5.14                   68      74                   6.59
 51      57                  5.19                   69      75                   6.71
 52      58                  5.24                   70                           6.84
 53      59                  5.30                   71                           6.97
 54      60                  5.36                   72                           7.10

 55      61                  5.42                   73                           7.23
 56      62                  5.49                   74                           7.37
 57      63                  5.56                   75                           7.51



              OPTION 1  Life Annuity with Installments Guaranteed
                         Guaranteed Period -- 20 Years

   Adjusted                                           Adjusted
     Age              Monthly Installment               Age                Monthly Installment
-------------         for each $1,000 of           -------------           for each $1,000 of
Male   Female           Amount Applied             Male   Female             Amount Applied
-----------------------------------------          -------------------------------------------

 40      46                 $4.69                   58      64                  $5.39
 41      47                  4.72                   59      65                   5.44
 42      48                  4.75                   60      66                   5.49
 43      49                  4.78                   61      67                   5.54
 44      50                  4.81                   62      68                   5.59

 45      51                  4.84                   63      69                   5.65
 46      52                  4.87                   64      70                   5.70
 47      53                  4.91                   65      71                   5.75
 48      54                  4.95                   66      72                   5.81
 49      55                  4.98                   67      73                   5.86

 50      56                  5.02                   68      74                   5.91
 51      57                  5.06                   69      75                   5.96
 52      58                  5.11                   70                           6.01
 53      59                  5.15                   71                           6.06
 54      60                  5.19                   72                           6.10

 55      61                  5.24                   73                           6.15
 56      62                  5.29                   74                           6.19
 57      63                  5.34                   75                           6.22

                  TABLE OF MONTHLY INSTALLMENTS UNDER OPTION 2


Monthly installments for ages or combination of ages not shown will be furnished on request.


                      OPTION 2 Joint and Survivor Annuity


         Adjusted                 Adjusted Female Age
           Male
            Age      50       55       60       65       70       75
                    --------------------------------------------------

           50       4.60     4.69     4.77     4.85     4.93     4.99
           55       4.66     4.76     4.88     4.99     5.09     5.19
           60       4.71     4.84     4.98     5.13     5.28     5.42
           65       4.76     4.91     5.08     5.27     5.47     5.67
           70       4.80     4.97     5.16     5.40     5.66     5.94
           75       4.82     5.01     5.24     5.51     5.83     6.19
         -------------------------------------------------------------


                  TABLE OF MONTHLY INSTALLMENTS UNDER OPTION 3

                      OPTION 3 Income for Specified Period

Specified        Monthly Installment        Specified        Monthly Installment
 Period           for each $1,000 of         Period           for each $1,000 of
 (Years)            Amount Applied           (Years)            Amount Applied
---------        -------------------        ---------        -------------------
     5                 $18.74                  18                    $6.94
     6                  15.99                  19                     6.71
     7                  14.02                  20                     6.51
     8                  12.56                  21                     6.33
     9                  11.42                  22                     6.17
    10                  10.51                  23                     6.02
    11                   9.77                  24                     5.88
    12                   9.16                  25                     5.76
    13                   8.64                  26                     5.65
    14                   8.20                  27                     5.54
    15                   7.82                  28                     5.45
    16                   7.49                  29                     5.36
    17                   7.20                  30                     5.28
--------------------------------------------------------------------------------

A01088NY                          PRESIDENTIAL                           Page 10

                               GENERAL PROVISIONS

THE CONTRACT -- This Contract and the attached Application constitute the entire contract between the parties. All statements made in the Application will be deemed representations and not warranties. No statement will void this Contract or be used as a defense to a claim unless it is contained in the Application.

MODIFICATION OF CONTRACT -- Only our Chairman or Secretary have the power to approve a change in or waive the provisions of this Contract. Any change or waiver must be in writing. No agent has authority to change or waive the provisions of this Contract. If the state insurance laws or regulations, the federal securities laws or regulations, or any laws or regulations under which the Contract would qualify as an annuity change, the Company will amend the Contract to comply with these changes.

INCONTESTABILITY -- This contract will be incontestable after it has been in force for a period of two years from the Issue Date.

MISSTATEMENT OF AGE OR SEX -- If a payee's age or sex has been misstated, any amount to be paid based on the misstated age or sex will be adjusted. The adjustment will be made on the basis of the corrected information without changing the date of the first payment. The amount of any underpayment will be paid in full, at 6% per annum, immediately. The amount of any overpayment will be deducted from payments subsequently accruing.

OWNERSHIP OF THE SEPARATE ACCOUNT ASSETS -- We have exclusive ownership and control of all assets in the Separate Account.

LIABILITIES OF SEPARATE ACCOUNTS -- The assets held in the Separate Account will not be chargeable with liabilities arising out of any other business we may conduct. The assets are held and applied exclusively for the benefit of Contract Owners, Annuitants, Beneficiaries or payees of the variable annuity contracts.

NONPARTICIPATION IN SURPLUS -- This Contract will not share in any distribution of our profits or surplus.

SUSPENSION OF PAYMENTS -- We may suspend or postpone payments if any of the following occur:

(1) during any period when the New York Stock Exchange is closed (other than customary weekend and holiday closings);

(2) when trading in the markets the Account or a Portfolio normally utilizes is restricted or an emergency exists as determined by the Securities and Exchange Commission so that disposal of the Account's or a Portfolio's investment or determination of Accumulation Unit Value is not reasonably practicable; or

(3) for such other period as the Securities and Exchange Commission by order may permit for protection of the Contract Owners.

REPORTS -- Once each Contract Year, we will furnish you with an Annual Report of the Separate Account and a statement showing the Contract Value.

                      INDIVIDUAL FLEXIBLE PURCHASE PAYMENT
                       DEFERRED VARIABLE ANNUITY CONTRACT

                                NONPARTICIPATING
                                  NO DIVIDENDS


PRESIDENTIAL
LIFE INSURANCE COMPANY

69 Lydecker Street
Nyack, NY 10960
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